UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 3, 2002

FIRST NILES FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	0-24849 (Commission File Number)	34-1870418 (IRS Employer Identification No.)
55 North Main Street, Niles, Ohio (Address of principal executive offices)	44446 (Zip Code)

Registrant's telephone number, including area code (330) 652-2539

__________________________________________________________ (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

              On July 3, 2002, the Registrant issued the press release attached to this document as Exhibit 99.1, announcing its intention to repurchase up to 75,382 common shares, representing 5% of its outstanding shares, in the open market or in privately negotiated transactions. The repurchased shares will be held by the Company as treasury shares to be used to satisfy the Company's obligations under its stock-based compensation plans and for other general corporate purposes.

              The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

ITEM 7.   EXHIBITS

              (a) Exhibits

                   Exhibit 99.1 - Press Release, dated July 3, 2002

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST NILES FINANCIAL, INC.

Date: July 3, 2002	By: Lawrence Safarek Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 3, 2002